                                                                    EXHIBIT 10.1

                              KOHL'S CORPORATION

                              AMENDED & RESTATED

                          DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS
                               -----------------


ARTICLE I TITLE AND DEFINITIONS                                     1

   1.1  Title                                                       1

   1.2  Definitions                                                 1


ARTICLE II ELIGIBILITY AND PARTICIPATION                            5

   2.1  Eligibility                                                 5

   2.2  Participant                                                 5


ARTICLE III DEFERRAL ELECTIONS                                      5

   3.1  Elections to Defer Compensation                             5

   3.2  Investment Elections                                        6


ARTICLE IV ACCOUNTS AND TRUST FUNDING                               7

   4.1  Deferral Accounts                                           7

   4.2  Trust Funding                                               7


ARTICLE V DISTRIBUTION OF DEFERRED COMPENSATION                     8

   5.1  Distribution Due to Termination of Employment               8

   5.2  Early Distribution                                          9

   5.3  Programmed Early Distributions                              9

   5.4  Hardship Withdrawals                                        9


   5.5  Other Amounts                                              10


ARTICLE VI ADMINISTRATION                                          11

   6.1  Committee                                                  11

   6.2  Committee Action                                           11

   6.3  Powers and Duties of the Committee                         11

   6.4  Committee and Interpretation                               11

   6.5  Compensation and Expenses                                  12

   6.6  Liability                                                  12

   6.7  Quarterly Statements                                       12

   6.8  Disputes                                                   12


ARTICLE VII MISCELLANEOUS                                          13

   7.1  Unsecured General Creditor                                 13

   7.2  Restriction Against Assignment                             13

   7.3  Withholding                                                13

   7.4  Amendment, Modification, Suspension or Termination         13

   7.5  Governing Law                                              14

   7.6  Receipt or Release                                         14

   7.7  Payments on Behalf of Persons Under Incapacity             14

   7.8  No Continued Right to Employment                           14

   7.9  Information                                                14

                               KOHL'S CORPORATION

                               AMENDED & RESTATED

                           DEFERRED COMPENSATION PLAN


           WHEREAS, Kohl's Department Stores, Inc. ("KDS") established the 1993 Non-Qualified Deferred Compensation Plan as amended; and

           WHEREAS, Kohl's Corporation desires to amend and restate the Kohl's Corporation Deferred Compensation Plan as a master plan to permit certain of its and its affiliate entities' senior management employees to provide supplemental retirement income benefits through the deferral of salary, bonus and incentive compensation; and

           WHEREAS, KDS, a subsidiary of Kohl's Corporation, desires to amend and restate the 1993 Non-Qualified Deferred Compensation Plan, as amended, to conform to the provisions of this Kohl's Corporation Deferred Compensation Plan;

           NOW, THEREFORE, Kohl's Corporation and KDS hereby adopt, amend and restate, as the case may be, effective October 1, 1997, as follows:

                                    ARTICLE I

                              TITLE AND DEFINITIONS
                              ---------------------

           1.1. Title. This Plan shall be known as the Kohl's Corporation
                -----
Deferred Compensation Plan.


           1.2. Definitions.  Whenever the following words and phrases are used
                -----------
in this Plan, with the first

letter capitalized, they shall have the meaning specified below:

           a) "Account" or "Accounts" shall mean a Participant's Deferral
Account.

           b) "Base Salary" shall mean a Participant's annual base salary, excluding Performance Bonuses, Equity Share Awards and all other remuneration for services rendered to the Company.

           c) "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the death of a Participant. No beneficiary designation shall become effective until it is filed with the Committee. Any designation shall be revocable at any time through a written instrument filed by the Participant with the Committee with or without the consent of the previous Beneficiary. If there is no such designation, then the surviving spouse of the Participant shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the estate of the Participant shall be the Beneficiary. In the event any amount is payable under the Plan to a minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within sixty (60) days after the date the amount becomes payable (or such extended period as the Committee determines is reasonably necessary to allow such guardian to be appointed), payment shall be deposited with the court having jurisdiction over the estate of the minor. The Company may condition any payment hereunder on the receipt of such release as the Company may request. Payment by the Company pursuant to any unrevoked Beneficiary designation, or to the spouse or estate of the Participant if no such designation exists, of all benefits owed hereunder shall terminate any and all liability of Company.

           d) "Board of Directors" shall mean the Board of Directors of the Company.

           e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

           f) "Committee" shall mean the Committee appointed by the Board of the Company to administer the Plan.

           g) "Company" shall mean Kohl's Corporation and any successor corporations and each corporation which is an "affiliate" member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which Kohl's Corporation is a component member, if the Board of the Company and the Board of Directors of the applicable corporation provides that such corporation shall participate in the Plan.

           h) "Compensation" shall mean Base Salary, Performance Bonuses, Equity Share Awards and other compensation that the Participant is entitled to receive for services rendered to the Company.

           i) "Competition with the Company" means that a Participant, directly or indirectly, whether as a partner, officer, director, employee, manager, consultant or otherwise, during the one (1) year period following the Participant's Termination of Employment performs services for any organization which is or owns or provides advice to a retail department or retail specialty store selling goods competitive with the Company or any of its affiliates in any area which is within five (5) miles of any retail store operated by the Company or any of its affiliates.

           j) "Credit Rate" for each Fund shall mean an amount equal to the net gain or loss on the assets deemed invested in each Fund by the Participant during each month.

           k) "Declining Balance Method" is the method by which the Account is to be distributed in installments (a "Distribution") to a Participant or his beneficiary following the Termination of a Participant. According to the Declining Balance Method, a Distribution will be equal to a portion of the Account remaining undistributed immediately prior to the Distribution multiplied by a fraction, the numerator of which shall be one (1) and the denominator of which shall be the number of periods during which Distributions remain to be paid, including the period for which the Distribution is being computed. Section V below shall govern the duration of each period and the number of periods over which amounts credited to Accounts may be distributed.

           l) "Deferral Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to (1) the portion of the Compensation the Participant elects to defer; and (2) net earnings and losses on such amount as provided herein; less (3) prior withdrawals, forfeitures and expenses allocated by the Committee to the Deferral Account of the Participant.

           m) "Dependent" shall mean an individual described in Section 152(a) of the Code.

           n) "Disability," if the Participant is covered by an individual or group long-term policy paid for by the Company, shall mean total disability as defined in such policy without regard to any waiting period. If the Participant is covered by both an individual and a group policy, Disability occurs under this Plan when total disability occurs under either the individual or the group policy, also without regard to any waiting period. If the Participant is not covered by such a policy, Disability shall mean the Participant is suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Committee, prevents the Participant from performing substantially all of his/her normal duties for the Company. As a condition to any benefits, the Committee may require the Participant to submit to such physical or mental evaluations and tests as the Committee deems appropriate.

           o) "Distributable Amount" shall mean the amounts credited to the Deferral Account of a Participant.

           p) "Early Distribution" (Unscheduled In-Service Withdrawal), "Programmed Early Distribution" (Scheduled In-Service Withdrawals), and "Hardship Withdrawals" shall be in-service withdrawals with different applications. (See Article V, Sections 5.2, 5.3 and 5.4 respectively).

           q) "Effective Date" shall mean August 1, 1998, the effective date of this amendment, restatement and adoption.

           r) "Eligible Employee" shall mean such management employees that are actively employed by the Company on a full time basis as are designated by the Board for participation in this Plan.

           s) "Equity Share Award" shall mean amounts payable to a Participant under the terms of the Equity Incentive Plan of Kohl's Department Stores, Inc., the Management Incentive Plan of Kohl's Department Stores, Inc., and such other incentive compensation arrangements as the Committee determines to be eligible to be included as an Equity Share Award.

           t) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           u) "Fund" or "Funds" shall mean one or more of the investment funds selected by the Committee from time to time.

           v) "Initial Election Period" for an Eligible Employee shall mean the period from August 20, 1997 to September 30, 1997, or, if later, the thirty (30) day period following the date the employee initially becomes an Eligible Employee.

           w) "Participant" shall mean any Eligible Employee who becomes a Participant in accordance with Article II hereof.

           x) "Payment Date" shall mean on March 31 (or such other date determined by the Committee) of the Company's fiscal year which commences after the date of a Participant's Termination of Employment.

           y) "Performance Bonuses" shall mean the performance bonus earned during a Plan Year, whether or not paid during such Plan Year as such performance bonuses may be determined by the Company.

           z) "Plan" shall mean the Kohl's Corporation Deferred Compensation Plan set forth herein, as amended from time to time.

           aa) "Plan Year" shall mean the twelve (12) consecutive monthly periods beginning on January 1 and ending on December 31 of each year, or such shorter period beginning on the date an Eligible Employee becomes a Participant and ending on the last day of the calendar year.

           bb) "Policy" shall mean any insurance policy purchased in connection with this Plan.

           cc) "Reasonable Cause" shall mean any of the following with respect to the Participant's position of employment with the Company:

                (i) Gross negligence, fraud or willful violation of any law or significant Company policy committed in connection with the position of the Participant with the Company; or

                (ii) Failure to substantially perform (for reasons other than Disability) the duties reasonably assigned or appropriate to the position of the Participant.

           dd)  "Retirement" shall mean:

                (i) for employees hired before August 31, 1988, the date on which an employee attains age 65;

                (ii) for employees hired after August 31, 1988, the later of the date on which an employee attains age 65 or the fifth anniversary of the employee's participation in the Company's retirement program; or

                (iii) such other ages and length of service the Committee shall from time to time determine to allow Participants to qualify for normal retirement under the Plan.

           ee) "Early Retirement" shall mean the date on which an employee has been employed by the Company for ten (10) years on or after the employee attains age 55.

           ff) "Termination of Employment" means the Participant ceases to be actively employed by the Company for any reason on a full time basis.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

           2.1. Eligibility. The Board shall from time to time determine the
                -----------
employees of the Company that are Eligible Employees. The Committee shall promptly notify each employee of the Company designated as an Eligible Employee of his/her right to participate in the Plan. The designation of an employee of the Company as an Eligible Employee for any Plan Year shall not confer upon such employee a right to continue as an Eligible Employee in any other Plan Year.

           2.2. Participant. A Participant in the Kohl's Department Stores, Inc.
                -----------
1993 Deferred Compensation Plan immediately prior to the Effective Date shall continue such participation as a Participant in this Plan. An employee of the Company who was an Eligible Employee prior to the Effective Date, but not a Participant, may become a Participant in accordance with rules established by the Committee. An employee of the Company who becomes an Eligible Employee may become a Participant in the Plan in accordance with rules established by the Committee.

                                   ARTICLE III

                               DEFERRAL ELECTIONS

           3.1. Elections to Defer Compensation.
                -------------------------------

           a) General Rule. The amount of Compensation which an Eligible Employee may elect to defer is Compensation earned on or after the effective date of the election by the Eligible Employee to defer in accordance with this
Article III. The Eligible Employee shall generally be eligible to defer a percentage or dollar amount of compensation which shall not exceed one hundred percent (100%) of the Eligible Employee's Compensation, provided that the total amount deferred by a Participant shall be limited in any calendar year, if necessary, to an amount in excess of the amount required to satisfy social security tax (including Medicare and any other applicable tax or similar assessment), income tax and employee benefit plan withholding requirements as determined by the Committee. The minimum deferral that may be made for any Plan Year by an Eligible Employee shall not be less than Five Thousand Dollars ($5,000.00), provided, however, the minimum deferral for the Initial Election Period for participation pursuant to 3.1 shall be prorated based on the number of months of participation remaining in the calendar year.

           b) Initial Election Period. The Committee shall establish rules regarding (i) the participation by employees of the Company who were not Eligible Employees prior to the Effective Date; (ii) the participation of employees of the Company who were Eligible Employees prior to the Effective Date but were not Participants; and (iii) additional deferrals of compensation by previous Participants.

           c) Annual Election. An employee's election during the Initial Election Period to defer Base Salary shall be in effect for all Plan Years unless on or before December 15th of the year prior to the applicable year the Participant changes or terminates his/her election and such amended election shall be applicable until amended or revoked as provided herein. An Eligible Employee's election during the Initial Election Period to defer any other Compensation shall be in effect only for the Plan Year to which such election relates. Any subsequent election with respect to Compensation must be filed by December 15th of the year prior to the year the Compensation is earned. The failure to make an election with respect to any other Compensation earned during the Plan Year shall result in no deferral of Compensation for such Plan Year. The Committee shall from time to time promulgate rules applicable to elections to defer Compensation.

           d) Duration of Compensation Deferral Election. An Eligible Employee's initial election in accordance with this Plan shall be effective on the first day of the first pay period beginning after such Initial Election Period. An Eligible Employee's election after the Initial Election Period in accordance with this Plan shall be effective on the first day of the Plan Year following such election.

           3.2. Investment Elections.
                --------------------

           a) The Committee shall from time to time select types of investment Funds and specific Funds available for investment designation by Participants with respect to Deferral Accounts. The Committee shall notify Participants of the type of Funds and the specific Funds selected from time to time. At the time of making the deferral elections described in Section 3.1, each Participant shall designate, on a form provided by the Committee, the types of investment funds the Account of the Participant will be deemed to be invested in for purposes of determining the Credit Rate to be credited to that Account. In making the designation, a Participant may specify that all or any percentage of his/her Deferral Account (in one percent (1%) or more whole percentage increments) be deemed to be invested in one or more of the types of investment funds selected by the Committee. Effective as of the end of any calendar month, a Participant may change the designation made by filing an election, on a form provided by the Committee, at least five (5) days prior to the end of such month. Such change shall be effective as of the beginning of the next calendar month. If a Participant fails to timely elect a type of Fund, he/she shall be deemed to have elected the money market type of investment Fund or such other Fund as the Committee may from time to time designate as the Fund to be employed if no timely election is made. A Participant may make investment elections either prior to or after Termination of Employment, or in the event of a Participant's death, the Beneficiary designated by the Participant may make investment elections.

           b) Although the Participant may designate the type of investment Funds, the Committee shall not be bound to invest such amount in any specific Fund and shall have no liability to Participants for failure to so invest. The Committee shall select from time to time, in its sole discretion, commercially available investment Funds of the investment types determined from time to time by the Committee. The Committee may from time to time select alternate Funds in addition to or in replacement of Funds previously selected. The Credit Rate of each such commercially available investment fund shall be used to determine the amount of earnings or losses to be credited to the Account of the Participant.

                                   ARTICLE IV

                           ACCOUNTS AND TRUST FUNDING

           4.1. Deferral Accounts. The Committee shall establish and maintain a
                -----------------
Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts ("Investment Fund Subaccounts"), each of which corresponds to an investment Fund selected by the Participant. A Participant's Deferral Account shall be credited as follows:

           a) As of the last day of each month, the Committee shall credit the Participant's Deferral Account with an amount equal to Compensation deferred by the Participant during each pay period occurring in that month in accordance with the deferral election of the Participant. Compensation that the Participant has elected to be deemed to be invested in a certain type of Fund shall be credited to the Investment Fund Subaccount as of the end of the month.

           b) As of the last day of each month, each Investment Fund Subaccount of a Participant's Deferral Account shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such Investment Fund Subaccount as of the last day of the preceding month by the Credit Rate for the applicable month for the corresponding Fund in which the amount is deemed invested.

           4.2. Trust Funding. The Company has created a Trust into which the
                -------------
Company shall deposit amounts equal to the amounts deferred by Participants. The Company shall cause the Trust to be funded each month. The Company shall contribute to the Trust an amount equal to the amount deferred by each Participant for each month during the Plan Year.

           Although the principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and except as otherwise provided herein, shall be used exclusively for the uses and purposes of Plan Participants and beneficiaries as set forth therein, neither the Participants nor their beneficiaries shall have any preferred claim on, or any beneficial ownership in, any assets of the Trust prior to the time such assets are paid to the Participants or beneficiaries as benefits and all amounts credited under this Plan shall represent unsecured contractual rights of Plan Participants and beneficiaries against the Company. Any assets held in the Trust will be subject to the claims of general creditors of the Company under federal and state law in the event of insolvency as defined in the Trust.

           Except as provided above and except for amounts forfeited by a Participant hereunder, the assets of the Plan and Trust shall not inure to the benefit of the Company other than in the case of insolvency as defined in the Trust and the same shall be held for the purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan and Trust.



                                    ARTICLE V

                      DISTRIBUTION OF DEFERRED COMPENSATION

           5.1. Distribution Due to Termination of Employment. In the case of a
                ---------------------------------------------
Termination of Employment of a Participant, the Distributable Amount shall be paid to the Participant (and after his/her death to his/her Beneficiary) in the form of calendar quarterly installments over fifteen years (15) years beginning on his/her Payment Date on the Declining Balance Method. Notwithstanding the foregoing, a Participant described in the preceding sentence may elect one of the following optional forms of distribution provided that his/her election is filed with the Committee at least one (1) year prior to his/her Termination of
Employment:

                a) A lump sum distribution on the Participant's Payment Date; or

                b) Calendar quarterly installments over a period of whole years as selected by the Participant which is at least one (1) year but not more than fourteen (14) years beginning on the Participant's Payment Date on the Declining Balance Method.

Notwithstanding any election by a Participant, in the event (X) a Participant's employment is terminated (i) voluntarily by the Participant (but not as a result of Retirement or Early Retirement); or (ii) by the Company for Reasonable Cause,
(Y) the Participant engages in Competition with the Company following Termination of Employment, or (Z) the Participant's Distributable Amount at any time following Termination of Employment is not more than Twenty-Five Thousand Dollars ($25,000.00), the Committee may determine that such Participant Distributable Amount shall be paid in a lump-sum distribution.

                c) In the case of a Participant who dies while employed by the Company, the Company will pay the Participant such additional benefit, if any, as the Committee may from time to time determine to pay from insurance benefits as a result of the death of the Participant.

                d) In the event a Participant dies after his Termination of Employment and still has a balance in his/her Deferral Account, the balance of such Deferral Account shall continue to be paid in quarterly installments for the remainder of the period as elected by the Participant to the Beneficiary designated by the Participant.

           5.2. Early Distribution. A Participant shall be permitted to elect an
                ------------------
Early Distribution from his/her Deferral Account prior to the Payment Date, subject to the following restrictions:

           a) The election to take an Early Distribution shall be made by completing a form prescribed by and filed with the Committee prior to the end of any calendar month.

           b) A Participant shall specify the amount the Participant has elected for Early Distribution. The amount of the Early Distribution shall in all cases not exceed ninety percent (90%) of the total Deferral Account as of the end of the calendar month during which request is made. A Participant who elects an Early Distribution shall permanently forfeit an amount equal to ten percent (10%) of the amount elected for Early Distribution from such Participant's Deferral Account. The Company shall have no obligations to the Participant or his/her Beneficiary with respect to any forfeited amount.

           c) The amount described in subsection (b) above shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Early Distribution election is made.

           d) If a Participant receives an Early Distribution, the Participant will be ineligible to participate in the Plan for the balance of the Plan year during which the Early Distribution occurs and for the following Plan Year.

           5.3. Programmed Early Distributions. A Participant shall be permitted
                ------------------------------
to elect a Programmed Early Distribution from his/her Deferral Account prior to the Payment Date, subject to the following restrictions:

           a) The election to take a Programmed Early Distribution shall be made by filing a form prescribed by and with the Committee prior to the end of any calendar month;

           b) The amount of the Programmed Early Distribution shall be as specified in the form filed with the Committee requesting such Distribution;

           c) The amount described in Subsection (b), above, shall be paid on the date set forth in the notice filed with the Committee but in no event before the end of the twenty-fourth (24th) month after such filing.

           d) If a Participant receives an Early Distribution, the Participant will be ineligible to participate in the Plan for the balance of the Plan year during which the Early Distribution occurs and for the following Plan Year.

           5.4. Hardship Withdrawals.
                --------------------

           a) Any Participant who has been determined by the Committee to have incurred a "Financial Hardship" as defined herein may request and receive a withdrawal of all or part of his/her Account balance.

           b) In the event a Participant desires to withdraw an amount as a Financial Hardship withdrawal:

                1) The Participant shall deliver a request for such withdrawal to the Committee setting forth the amount requested and the factual basis for such hardship request. The request for withdrawal shall be in a form which complies with requirements, if any, established by the Committee.

                2) If the Participant's request for Financial Hardship withdrawal is approved by the Committee, the distribution shall be made on the last day of the month following such approval and the Participant shall be ineligible to participate in the Plan for the balance of the Plan Year.

                3) If the Participant's request for Financial Hardship withdrawal is denied by the Committee, in whole or in part, the Committee shall notify the Participant of such denial.

           c) "Financial Hardship" is defined as an immediate and significant financial need of the Participant where such Participant lacks other available resources. Notwithstanding the foregoing, only the following financial needs shall be considered immediate and significant:

                1) Expenses incurred due to a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant;

                2) Loss of the Participant's property due to casualty; or

                3) Such other similar, extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

           d) Notwithstanding the foregoing, a distribution will be considered as necessary to satisfy an immediate and significant financial need of the Participant only if such need has not and cannot be relieved:

                1) Through reimbursement or compensation by insurance or otherwise;

                2) By liquidation of the assets of the Participant, to the extent the liquidation of such assets would not itself cause severe financial hardship;

                3) Be cessation of deferrals under the Plan; or

                4) By borrowing funds from any source, to the extent such borrowing of funds would not itself cause severe financial hardship.

           5.5. Other Amounts. Any amounts not required to be paid to the
                -------------
Participants hereunder shall belong to the Company and no Participants shall have any rights thereto.

                                   ARTICLE VI

                                 ADMINISTRATION

           6.1. Committee. The Committee shall be appointed by, and serve at the
                ---------
pleasure of, the Board. The number of members comprising the Committee shall be determined by the Board from time to time. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

           6.2. Committee Action. The Committee shall act at meetings by
                ----------------
affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if a written consent to the action is signed by all members of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself/herself as a Participant. The chairman or any other member or members of the Committee designated by the chairman may execute any certificate or other written direction on behalf of the Committee.

           6.3. Powers and Duties of the Committee. The Committee shall
                ----------------------------------
administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish its purposes including, but not by way of limitation, the following:

           a) To select the types of investments and the Funds in accordance with Section 3.2 hereof;

           b) To construe and interpret the provisions of this Plan;

           c) To compute the amount of benefits payable to Participants and their Beneficiaries.

           d) To maintain all records that may be necessary for the administration of the Plan;

           e) To provide for the disclosure of all information and the filing of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

           f) To make and publish rules, definitions and procedures for administration of the Plan;

           g) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

           h) To take all actions necessary or in its best interests for the administration of the Plan.

           6.4. Committee and Interpretation. The Committee shall have full
                ----------------------------
discretion to construe and interpret the terms and provisions of this Plan, which interpretations or construction shall be final and binding on all parties including, but not limited to, the Company and any Participant or Beneficiary.

           6.5. Compensation and Expenses.
                -------------------------

           a) The members of the Committee shall serve without compensation for their services hereunder.

           b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. The Committee may require Participants to pay expenses and fees incurred in connection with the administration of the Plan. To the extent authorized by Company, expenses and fees in connection with the administration of the Plan shall be paid by the Company.

           6.6. Liability. Neither the Committee nor any member of the Committee
                ---------
nor the Company nor any other person who is acting on behalf of the Committee or the Company shall be liable for any act or failure to act hereunder except for gross negligence or fraud. Such persons shall be indemnified and held harmless against any and all claims, damages, liabilities, costs and expenses (including attorneys' fees) arising by reason of any good faith error of omission or commission with respect to any responsibility, duty or action hereunder.

           6.7. Quarterly Statements. The Committee, under procedures
                --------------------
established by it, shall provide a statement with respect to each Account of the Participant on a quarterly basis.

           6.8. Disputes.
                --------

           a) An individual who believes that he/she is being denied a benefit to which he/she is entitled under this Plan (hereinafter referred to as "Claimant") may file a written request for such benefit with the Committee setting forth his/her claim. The request must be addressed to the Chairman of the Committee at its then principal place of business.

           b) Upon receipt of a claim, the Committee shall deliver a reply within a ninety (90) day period after receipt of the claim. The Committee may, however, extend the reply period for an additional ninety (90) days by notice to the Claimant.

If the claim is denied in whole or in part, the Committee shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (i) the specified reason or reasons for such denial; and (ii) appropriate information as to the procedure to be followed if the Claimant wishes to submit the claim for review.

           c) Within sixty (60) days after the receipt by the Claimant of the opinion of the Committee, the Claimant may request in writing that the Company review the determination of the Committee. Such request must be addressed to the secretary of the Company at its then principal place of business. The Claimant or his/her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Company. If the Claimant does not request a review within such sixty (60) day period, the Claimant shall be barred and estopped from challenging the Committee's determination.

           d) Within ninety (90) days after the Company's receipt of a request for review, after considering all materials presented by the Claimant, the Company will inform the Participant in writing, in a manner calculated to be understood by the Claimant, of its decision setting forth the specific reasons for the decision. If special circumstances require that the ninety (90) day time period be extended, the Company will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred eighty (180) days after receipt of the request for review. The decision of the Company shall be final, binding and conclusive upon Claimant.

                                   ARTICLE VII

                                  MISCELLANEOUS

           7.1. Unsecured General Creditor. Participants and their
                --------------------------
Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims or interest in any specific property or assets of the Company. No assets of the Company shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Deferral Accounts shall remain the Company's assets and shall remain the general unpledged and unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan be unfunded for purposes of the Code and for purposes of Title I of ERISA.

           7.2. Restriction Against Assignment. The Company shall pay all
                ------------------------------
amounts payable hereunder only to the person or persons designated according to the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, engagements of any Participant, his/her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber, or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its sole discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

           7.3. Withholding. There shall be deducted from each payment made
                -----------
under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or Compensation) by the amount of cash sufficient to provide the amount of said taxes.

           7.4. Amendment, Modification, Suspension or Termination. The Company
                --------------------------------------------------
may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Account (neither the Policies themselves, nor the death benefit shall be treated as allocated to any Account). In the event this Plan is terminated, the amounts allocated to a Participant's Account shall be distributed to the Participant or, in the event of his/her death, his/her Beneficiary in a lump sum within thirty (30) days following the date of Plan termination.

           7.5. Governing Law. This Plan shall be construed, governed and
                -------------
administered in accordance with the laws of the State of Wisconsin.

           7.6. Receipt or Release. Any payment to a Participant or the
                ------------------
Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

           7.7. Payments on Behalf of Persons Under Incapacity. In the event
                ----------------------------------------------
that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person.

           7.8. No Continued Right to Employment. The designation of a key
                --------------------------------
employee as an Eligible Employee under this Plan shall not be construed as conferring upon such employee any right to remain employed by the Company or obligate the Company to continue the employment of the employee or limit the right of the Company to discipline the employee or terminate the employee's employment. Termination of Employment of the Participant with the Company for any reason, whether by action of the Company or employee, shall immediately terminate the employee's participation in the Plan and all further obligations of the Company under the Plan to the employee, except for obligations incurred prior to Termination of Employment. In no event shall this Plan, by its terms or implication, constitute an employment contract of any nature between the Company and the employee.

           7.9. Information. Each person, whether a Participant, a duly
                -----------
designated beneficiary of a Participant, a guardian or any other person, entitled to receive payment under the Plan shall provide the Committee with such information or documents as the Committee may from time to time deem necessary or in its best interests in administering the Plan.